SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            REGENESIS HOLDINGS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



         FLORIDA                        1-12350                 65-0827283
 ------------------------           ---------------         ------------------
 (State or Other Jurisdiction        (Commission             (IRS Employer
        Of Incorporation)             File Number)           Identification
                                                                 Number)

                           2701 W. Oakland Park Blvd.
                                    Suite 220
                          Ft. Lauderdale Florida 33311
                  --------------------------------------------
                   (Address of executive offices and zip code)

                              930 Washington Avenue
                                    4th Floor
                            Miami Beach Florida 33139
         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


      Registrant's telephone number, including area code: (954) 474-3712

Item 5.  Other Events

            On July 15, 2000, Mr. Les Garland terminated his consulting agreement with the Company, and the Company has made no payments to the consultant under the terms of the contract since the date of his resignation and has retained the stock issuance.

            On July 15, 2000, Mr. Brandon Phillips terminated his consulting agreement with the Company, and the Company has retained the stock issuance.

         On August 28, 2000, Mr. Joel Brownstein was appointed to the Board of Directors of the Company.

         On August 28, 2000, Mr. Edwin Ruh was appointed to the Board of Directors of the Company.

Item 6.   Resignation of Registrant's Directors

            On August 28, 2000 Lawrence Gallo resigned from the Board of Directors and as President and Chief Executive Officer of the Company, the Company has retained and cancelled certain stock and option issuances. Russell Adler, Chairman of the Board and Chief Executive Officer of the Company, will temporarily assume the responsibilities of President and Chief Operating Officer.

            On July 31, 2000, Mr. Mitchell Sandler resigned from the Board of Directors of the Company and as vice-president, and the Company has retained and cancelled certain stock and option issuances.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  REGENESIS HOLDINGS, INC.


                                                  By: /s/ Russell Adler
                                                      -------------------------
                                                      Russell Adler
                                                      President, CEO


DATED: August 28, 2000